EXHIBIT 10.18

FIRST AMENDMENT TO LEASE

                THIS FIRST AMENDMENT TO LEASE (the "First Amendment") dated November ___, 2002, is made by and between BROOKHAVEN (MAITLAND), LLC, a Delaware limited liability company KPERS REALTY HOLDING CO. #31, INC., a Kansas corporation ("Landlord"), and AMCOMP PREFERRED INSURANCE COMPANY (f.k.a. Pinnacle Assurance Corporation), A Florida corporation ("Tenant").

W I T N E S S E T H:

WHEREAS, Lincoln-300 Lincoln Place, Ltd. ("Lincoln") and Tenant are parties to that certain Lease Agreement dated March 17, 1997, ( the "Lease"), for the lease of space currently containing approximately 8,289 rentable square feet of area, known and identified as Suite 400 East (the "Premises"), in the building commonly known as 851 Trafalgar Court, located at 851 Trafalgar Court, Maitland, Florida (the "Building"); and

WHEREAS, Landlord is the successor to Lincoln's right title and interest in and to the Lease, Premises and Building and is now the "Landlord" under the Lease and holder of all the rights of Landlord and responsible for all of the obligations of Landlord thereunder, and

WHEREAS, Landlord and Tenant desire to further amend the Lease upon the terms and conditions as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference. Unless otherwise indicated, all capitalized terms used herein shall have the same meaning as ascribed in the Lease.

2.               Extension of Lease Term. The term of the Lease is hereby extended for an additional period of Five (5) years and Three (3) months, commencing December 1, 2002, and continuing through and including February 29, 2008 (the "Extension Term"). Tenant shall occupy the Premises during the Extension Term pursuant to the same terms and conditions described in the Lease, except as expressly modified hereby.

3.             Base Rent. Effective as of the Extension Term Commencement Date, Base Rent payable by Tenant under the Lease shall be as follows:

a.             For the period beginning on December 1, 2002, and continuing through and including February 28, 2003, Tenant shall not be required to pay Base Rent for the Premises.

b.             For the period beginning on March 1, 2003, and continuing through and including February 29, 2004, the annual Base Rent for the Premises shall be One Hundred Fifty Seven Thousand Four Hundred Ninety One and 00/100ths Dollars ($157,491.00), payable monthly, in advance, on the first (1st) day of each and every month, in equal installments of Thirteen Thousand One Hundred Twenty Four and 25/100ths Dollars ($13,124.25), plus applicable sales and use tax,

c.             For the period beginning on March 1, 2004, and continuing through and including February 28, 2005, the annual Base Rent for the Premises shall be One Hundred Sixty Two Thousand Two Hundred Fifteen and 73/100ths Dollars ($162,215.73), payable monthly, in advance, on the first (1st) day of each and every month, in equal installments of Thirteen Thousand Five Hundred Seventeen and 98/100ths Dollars ($13,517.98), plus applicable sales and use tax.

d               For the period beginning on March 1, 2005, and continuing through and including February 28, 2006, the annual Base Rent for the Premises shall be One Hundred Sixty Seven Thousand One Hundred Six and 24/100ths Dollars ($167,106.24), payable monthly, in advance, on the first (1st) day of each and every month, in equal installments of Thirteen Thousand Nine Hundred Twenty Five and 52/100ths Dollars ($13,925.52), plus applicable sales and use tax.

e.               For the period beginning on March .1, 2006, and continuing through and including February 28, 2007, the annual Base Rent for the Premises shall be One Hundred Seventy Two Thousand Seventy Nine and 64/100ths Dollars ($172,079.64), payable monthly, in advance, on the first (1st) day of each and every month, in equal installments of Fourteen Thousand Three Hundred Thirty Nine and 97/100ths Dollars ($14,339.97), plus applicable sales and use tax.

f.               For the period beginning on March 1, 2007, and continuing through and including February 29, 2008, the annual Base Rent for the Premises shall be One Hundred Seventy Seven Thousand Two Hundred Eighteen and 82/100ths Dollars ($177,218.82), payable monthly, in advance, on the first (1st) day of each and every month, in equal installments of Fourteen Thousand Seven Hundred Sixty Eight and 24/100ths Dollars ($14,768.24), plus applicable sales and use tax.

4.               Additional Rent. During the Extension Term, Tenant shall pay its pro rata share (4.88%) of increases in Basic Costs above the amount incurred as Basic Costs in the calendar year 2003. Section 24 of the Lease shall govern the application of this provision, except that each reference contained therein to a Base Year is amended to refer to the calendar year 2003 (Tenant's prorata share of increases will commence as of 1/1/2004).

5.               Tenant Improvements. In connection with the extension of the term of the Lease, Landlord agrees to perform the improvements to the Premises (the "Improvements") as requested by Tenant, utilizing building standard materials. Landlord will pay for all costs and expenses associated with completing the Improvements up to an amount of Sixty Two Thousand One Hundred Sixty Seven and 50/100ths Dollars ($62,167.50) (the "Tenant Improvement Allowance"). Within ten (10) days following substantial completion of the Improvements,

Landlord will provide Tenant a statement ("Landlord Statement") setting forth the amount of the Tenant Improvement Allowance used to build out the Improvements. Tenant shall be responsible for all costs and expenses for the Improvements that are in excess of the Tenant Improvement Allowance, and shall reimburse Landlord for any such excess costs within thirty (30) days of Tenant's receipt of Landlord's Statement. Tenant will have the reasonable right to approve the general contractor for Tenant improvements and price thereof. Tenant shall have the right to perform the Tenant Improvements at any time up until the thirty-sixth (36th) month of the Extension Term. If Tenant has not performed the Tenant Improvements by the end of the thirty-sixth (36th) month, Landlord shall have no further obligation with respect to this Tenant Improvement Allowance,

Except as provided above, during the Extension Term Tenant shall occupy the Premises in its "AS-IS" condition and Landlord shall have no obligation to make any improvements to the Premises in connection with Tenant's occupancy thereof, except as required under the Lease.

6.               Brokers. Landlord and Tenant each represent to the other that there have been no brokers involved in connection with this First Amendment, and that no other broker has negotiated or participated in negotiations of this First Amendment or submitted or showed the Expansion Space or is entitled to any commission in connection therewith, except for Realvest Partners, Inc. ("Broker"), for whom the Landlord shall be responsible to pay any broker's commissions associated with this transaction.

Tenant agrees to release, indemnify, defend and hold Landlord harmless from and against any claim based on the failure or alleged failure of Tenant to pay any realtors, brokers, finders or agents, and from any costs, expense or liability for any compensation, commission or charges claimed by any realtors, brokers, finders or agents claiming by, through or on behalf of Tenant with respect to this First Amendment or the negotiation of this First Amendment, except for Broker.

7.               Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

8.               Landlord's Address. Landlord's notice address under the Lease is hereafter as follows:

KPERS Realty Holding Company #31, Inc.

c/o LEND LEASE REAL ESTATE INVESTMENTS, INC.

3424 Peachtree Road NE

Suite 800

Atlanta, GA 30326

Attn: Asset Manager

and

KPERS REALTY HOLDING COMPANY #31, INC.

c/o CB Richard Ellis

2600 Maitland Center Parkway

Suite 165

Maitland, FL 32751

Attn: Property Manager

9.               Ratification. The Lease is in full force and effect, and the terms thereof as modified hereby, are ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

LANDLORD:

KPERS REALTY HOLDING CO. #31, INC., a Kansas corporation

		By:	LENDLEASE REAL ESTATE INVESTMENTS, INC., a Delaware corporation, as agent

WITNESSES:

/s/ Nancy J. Cook		By:	/s/ [ILLEGIBLE]
Print Name:	Nancy J. Cook	Name:	[ILLEGIBLE]
		Title:	VP

/s/ Brian Bill
Print Name:	Brian Bill

TENANT:

AMCOMP PREFERRED INSURANCE COMPANY, a Florida Corporation

WITNESSES:

/s/ Debbie Willis		By:	/s/ Debra C Ruedisili
Print Name:	Debbie Willis	Name:	Debra C. Ruedisili
		Title:	President
/s/ Becky Hudson
Print Name:	Becky Hudson

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